Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the quarterly report on Form 10-Q of Century Aluminum Company (the “Company”) for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Logan W. Kruger, as Chief Executive Officer of the Company, and Michael A. Bless, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Logan W. Kruger	/s/ Michael A. Bless
By: Logan W. Kruger	By: Michael A. Bless
Title: Chief Executive Officer	Title: Chief Financial Officer
Date: November 10, 2008	Date: November 10, 2008

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.